                           SUBSEQUENT OFFERING PERIOD
                                OFFER TO PURCHASE

                             NEENAH FOUNDRY COMPANY
                           OFFER TO PURCHASE FOR CASH
                             ANY AND ALL OUTSTANDING
                     13% SENIOR SUBORDINATED NOTES DUE 2013
                              (CUSIP NO. 640071AM8)

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THE EXPIRATION TIME (THE TIME THAT THE SUBSEQUENT OFFERING PERIOD WILL EXPIRE)
WILL BE AT 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 28, 2006, UNLESS EXTENDED. HOLDERS OF NOTES ("HOLDERS") WHO VALIDLY TENDERED NOTES (AS DEFINED BELOW) PRIOR TO THE CLOSE OF BUSINESS ON THE CHANGE OF CONTROL PUT DATE (AS DEFINED IN THE ORIGINAL OFFER) AND DO NOT WITHDRAW THEM PRIOR TO 5:00 P.M. ON JULY 24, 2006 WILL RECEIVE THE CHANGE OF CONTROL REPURCHASE PRICE OF $1,019.75 PER $1,000 PRINCIPAL AMOUNT OF NOTES, WHICH INCLUDES ACCRUED INTEREST (CALCULATED AS DESCRIBED IN THE ORIGINAL OFFER), ON THE CHANGE OF CONTROL PAYMENT DATE. HOLDERS WHO TENDER DURING THE SUBSEQUENT OFFERING PERIOD AND BEFORE THE EXPIRATION TIME WILL RECEIVE THE SUBSEQUENT OFFERING PERIOD CHANGE OF CONTROL REPURCHASE PRICE (AS DEFINED BELOW) ON THE EXPECTED PAYMENT DATE OF AUGUST 31, 2006. IF THE PAYMENT DATE IS AUGUST 31, 2006, THE SUBSEQUENT OFFERING PERIOD CHANGE OF CONTROL REPURCHASE PRICE, INCLUDING ACCRUED INTEREST, WILL BE APPROXIMATELY $1,031.67 PER $1,000 PRINCIPAL AMOUNT OF NOTES.
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         Neenah Foundry Company ("Neenah Foundry" or the "Company") is offering to cause its designee, Tontine Capital Partners, L.P. and/or one or more of its affiliates ("Tontine"), to purchase for cash (the "Change of Control Offer"), any and all of its $100,000,000 outstanding 13% Senior Subordinated Notes due 2013 (CUSIP No. 640071AM8) (the "Notes"), on the terms and subject to the conditions set forth in the Company's Offer to Purchase dated June 22, 2006 (the "Original Offer," which is incorporated by reference herein and a copy of which has been furnished or is being furnished with this Subsequent Offering Period Offer to Purchase), as amended and supplemented hereby (collectively, the "Offer"). The Offer is being sent to you pursuant to Section 4.21 of the Indenture pursuant to which the Notes were issued because a Change of Control, as defined in the Indenture, occurred on May 25, 2006, when Tontine acquired a majority of the securities (on a fully diluted basis) of ACP Holding Company ("ACP"), the indirect parent of Neenah Foundry. Following commencement of the Original Offer, some concerns were raised regarding whether the timing of the Original Offer complied with the timing requirements of Section 4.21 of the Indenture. Although the Company believes that the timing of the Original Offer was proper under the circumstances, in response to these concerns, on July 24, 2006, the Company gave notice to Holders of the Notes of its offer to also cause Tontine to purchase Notes during a subsequent offering period beginning July 25, 2006 and extending through August 28, 2006 (the "Subsequent Offering Period"), to avoid doubt regarding the performance by the Company of its obligations under the Indenture.

         The deadline for tendering Notes pursuant to the Original Offer (the "Change of Control Put Date" as defined therein) is July 24, 2006. The Company promptly will comply with the Original Offer with respect to all Notes validly tendered by that date and not properly withdrawn.

         The Subsequent Offering Period will expire at 5:00 p.m., New York City time, on August 28, 2006, unless extended by the Company (the "Expiration Time"). Tontine will pay to each Holder, for each $1,000 principal amount of Notes validly tendered during the Subsequent Offering Period and prior to the Expiration Time and not properly withdrawn by the Expiration Time, an amount in cash equal to 101% of the aggregate principal amount of Notes tendered, plus accrued and unpaid interest to, but not including, the payment date. If the payment date is August 31, 2006, as expected, the Subsequent Offering Period Change of Control Repurchase Price will be approximately $1,031.67 per $1,000 principal amount of Notes. No tenders of Notes will be valid if submitted after the Expiration Time.

         HOLDERS WHO HAVE TENDERED THEIR NOTES IN THE ORIGINAL OFFER BUT WISH TO INSTEAD HAVE THEIR NOTES PURCHASED AT THE END OF THE SUBSEQUENT OFFERING PERIOD SHOULD CONTACT THE PAYING AGENT BY 5:00 P.M., NEW YORK CITY TIME, ON JULY 26, 2006. THE CONTACT INFORMATION FOR THE PAYING AGENT IS SET FORTH BELOW.

         The obligation to purchase Notes tendered pursuant to the Offer is not subject to any conditions other than the timely and proper delivery of the Notes in accordance with the terms of the Offer. See "Conditions to the Offer" in the Original Offer.

         The Paying Agent has informed the Company that, as of the date of the Original Offer and as of the date hereof, all of the Notes are held in global form through accounts established with the Depositary Trust Company ("DTC"). Accordingly, Notes tendered hereunder must be delivered through the transmittal procedures of DTC that are described in the Original Offer. There are no guaranteed delivery procedures provided by the Company or Tontine in connection with the Offer.

         Notes purchased pursuant to the Offer will be paid for in same-day funds.

         See "Risks to Consider" in the Original Offer for a discussion of some of the factors Holders should consider in deciding whether or not to participate in the Offer.

         None of Neenah Foundry, Tontine, the Trustee, or the Paying Agent makes any recommendation as to whether or not you should tender Notes pursuant to the Offer.

         THE ORIGINAL OFFER AND THIS SUBSEQUENT OFFERING PERIOD OFFER TO PURCHASE AND THE ACCOMPANYING DOCUMENTS CONTAIN IMPORTANT INFORMATION WHICH A HOLDER SHOULD READ BEFORE MAKING A DECISION WITH RESPECT TO THE OFFER.


                       The Paying Agent for the Offer is:

                    THE BANK OF NEW YORK TRUST COMPANY, N.A.
                            c/o THE BANK OF NEW YORK
                           CORPORATE TRUST DEPARTMENT
                               REORGANIZATION UNIT
                          101 BARCLAY STREET -- 7 EAST
                              NEW YORK, N.Y. 10286
                          ATTENTION: MS. DIANE AMOROSO
                            TELEPHONE: (212) 815-6331
                               FAX: (212) 298-1915

July 24, 2006